UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

TEAMSHARES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42540	61-2235506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Sullivan Street, 3B

New York, NY 10012

(Address of principal executive offices, including zip code)

516-916-7844

Registrant’s telephone number, including area code

Live Oak Acquisition Corp. V

4921 William Arnold Road

Memphis, TN 38117

(901) 270-3107

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TMS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	TMSWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 23, 2026, Teamshares Inc. (the “Company”) issued a press release announcing that its common stock has begun trading on The Nasdaq Stock Market LLC under the new trading symbol “TMS”. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 24, 2026, the Company posted an investor presentation on its website. The presentation may be found on the Company’s website at www.teamshares.com by selecting “For Investors,” “News & Events” and then “Presentations.” The investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Information on the Company’s website does not constitute a part of this Current Report on Form 8-K.

Information in this Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 below shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release by Teamshares Inc. on June 23, 2026

99.2	Investor Presentation by Teamshares Inc. on June 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2026

TEAMSHARES INC.

By:	/s/ Brian Gaebe
Name:	Brian Gaebe
Title:	Chief Financial Officer

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